Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102810) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan B of our report dated April 23, 2010, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Tax Deferred Investment Plan B included in this Annual Report (Form 11-K) for the year ended October 25, 2009.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 23, 2010